UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2013

ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
Effective December 17, 2012, Altria Group, Inc.’s wholly-owned subsidiary, Philip Morris USA Inc. (“PM USA”), the other tobacco product manufacturers that are original signatories (the “Original Participating Manufacturers”) to the 1998 Master Settlement Agreement (the “MSA”), as well as certain other participating manufacturers, entered into a term sheet (the “Term Sheet”) with 17 states, the District of Columbia and Puerto Rico for settlement of the 2003 - 2012 Non-Participating Manufacturer Adjustments (the “NPM Adjustment”) with those states and territories.
On March 13, 2013, PM USA issued a press release announcing that, on March 12, 2013, the arbitration panel in the pending NPM Adjustment arbitration issued a stipulated partial settlement and award permitting the Term Sheet to proceed. A copy of the press release issued by PM USA on March 13, 2013 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A number of states that have not joined the Term Sheet (“non-signatory states”) have indicated that they may attempt to take action in state court to prevent the settlement from proceeding or to seek other relief with respect to the settlement. No assurance can be given that any such attempts by the non-signatory states will be resolved in a manner favorable to PM USA.
For a more detailed description of the MSA and the NPM Adjustment, see Note 18 to the Consolidated Financial Statements in the Annual Report on Form 10-K of Altria Group, Inc. for the year ended December 31, 2012.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

99.1	Philip Morris USA Inc. Press Release, dated March 13, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ IVAN S. FELDMAN
Name:	Ivan S. Feldman
Title:	Vice President and Controller

DATE: March 13, 2013

EXHIBIT INDEX
Exhibit No.    Description

99.1	Philip Morris USA Inc. Press Release, dated March 13, 2013

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